UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 24, 2015 (August 20, 2015)

ACELITY L.P. INC.
(Exact name of registrant as specified in its charter)

Guernsey	333-184233-14	98-1022387
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

12930 West Interstate 10 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (210) 524-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2015, our wholly owned subsidiary, Kinetic Concepts, Inc., (“KCI”) entered into a Key Employee Retention Agreement (“Retention Agreement”) with Thomas W. Casey, our principal financial officer. The Retention Agreement provides for at-will employment. In the event that Mr. Casey is terminated by reason of death or physical or mental incapacity, by KCI for “Cause,” or by Mr. Casey without “Good Reason,” Mr. Casey generally will be entitled to earned but unpaid salary and accrued and unused vacation, but generally will not otherwise be entitled to receive any additional severance benefits. The Retention Agreement provides that upon termination of employment by KCI without “Cause” or by Mr. Casey for “Good Reason,” subject to Mr. Casey’s execution of a release in favor of KCI, its affiliates, and its subsidiaries, Mr. Casey will be entitled to receive (i) earned and unpaid salary and payment of accrued and unused vacation time, (ii) a lump sum cash termination payment equal to one times Mr. Casey’s annual base salary and annual target bonus, and (iii) reimbursement of COBRA premiums for up to 12 months following the date of such termination.

Under the Retention Agreement, “Good Reason” generally means the occurrence of any of the following: (i) the material reduction of Mr. Casey’s duties and/or responsibilities, which is not cured within 30 days after Mr. Casey provides written notice to KCI; provided, however, it shall not be considered Good Reason if, upon or following a change in control, his duties and responsibilities remain the same as those prior to the change in control but his title and/or reporting relationship is changed; (ii) the material reduction of Mr. Casey’s base salary (which is not cured within 30 days after Mr. Casey provides written notice), other than across-the-board decreases in base salary applicable to all executive officers of KCI; or (iii) the relocation of Mr. Casey to a business location in excess of 50 miles from KCI’s headquarters in San Antonio (which is not cured within 30 days after Mr. Casey provides written notice).

Under the Retention Agreement, “Cause” generally means conduct involving one or more of the following: (i) Mr. Casey’s substantial and continuing failure to render services to KCI or any subsidiary or affiliate in accordance with his obligations and position with KCI, or any subsidiary or affiliate, other than due to disability; provided that KCI or any subsidiary or affiliate provides Mr. Casey with adequate notice of such failure and, if such failure is capable of cure, failure to cure such failure within 30 days of the notice; (ii) dishonesty causing financial or reputation harm to KCI, gross negligence, or breach of fiduciary duty; (iii) indictment of, conviction of, or no contest plea to, any felony, or an act of theft, fraud or embezzlement; or (iv) a material breach of the terms of an agreement between Mr. Casey and KCI or between Mr. Casey and any subsidiary or affiliate of KCI or a material breach of any KCI policy.

The foregoing description of the material terms reflected in the Retention Agreement is qualified in its entirety by the terms of the Retention Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished herewith.
(d) Exhibits

Exhibit No.	Description
10.1	Key Employee Retention Agreement dated August 20, 2015 by and between Kinetic Concepts, Inc. and Thomas W. Casey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELITY L.P. INC.

Date: August 24, 2015	By:	/s/ John T. Bibb
	Name:	John T. Bibb
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description
10.1	Key Employee Retention Agreement dated August 20, 2015 by and between Kinetic Concepts, Inc. and Thomas W. Casey.